UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2003

DDS TECHNOLOGIES USA, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	13-4253546 (IRS Employer Identification No.)	000-30498 (Commission File Number)

150 East Palmetto Park Road, Suite 510, Boca Raton, Florida 33432
 (Address of principal executive offices) (Zip Code)

561-750-4450
 Registrant's telephone number, including area code

Item 5. Other Events.

                DDS Technologies USA, Inc. (the "Company") completed, on October 22, 2003, a private placement pursuant to which the company raised $5,426,000 in exchange for (i) the issuance of 904,334 shares of common stock of the Company and (ii) warrants providing the right to holders to purchase up to an additional 452,167 shares of common stock at $8.00 per share, exercisable until October 22, 2006.

Item 7. Exhibits.
10.1	Form of Securities Purchase Agreement by and between DDS Technologies USA, Inc. and certain investors, dated October 22, 2003.
10.2	Form of Registration Rights Agreement by and between DDS Technologies USA, Inc. and certain purchasers, dated October 22, 2003.
10.3	Common Stock Purchase Warrant.
10.4	Press Release dated October 23, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDS Technologies USA, Inc.

Date: October 24, 2003	By:	/s/ Joseph Fasciglione
Name: Joseph Fasciglione Title: Chief Financial Officer